Exhibit 5.1





                              SULLIVAN & WORCESTER LLP
                               ONE POST OFFICE SQUARE
                             BOSTON, MASSACHUSETTS 02109
                                   (617) 338-2800
                                FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
     1666 K STREET, N.W.                                   565 FIFTH AVENUE
   WASHINGTON, D.C. 20006                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151





                                              April 24, 2002



LoJack Corporation
200 Lowder Brook Drive, Suite 1000
Westwood, Massachusetts 02090

         Re:      Registration of 2002 Employee Stock Purchase Plan on Form S-8

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by LoJack Corporation, a Massachusetts corporation (the "Company"), of 250,000 shares of its common stock, par value $.01 per share ("Common Stock"), that are to be offered under and are issuable upon the exercise of options granted and to be granted pursuant to the provisions of the Company's 2002 Employee Stock Purchase Plan (the "Plan"; all such shares issued or to be issued thereunder referred to herein as, the "Registered Shares"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5.1 to the Company's registration statement on Form S-8 (the "Registration Statement") under the Act.

         We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Restated Articles of Organization of the Company, as presently in effect, the Amended By-laws of the Company, as currently in effect, a specimen of the form of stock certificate evidencing the shares of Common Stock of the Company, the minute books and corporate records of the Company, and such other documents as we have considered necessary and appropriate in order to furnish the opinion hereinafter set forth. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         This opinion is limited to the laws of the Commonwealth of Massachusetts and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction or as to securities or blue sky laws of the Commonwealth of Massachusetts.

         Based on and subject to the foregoing, we are of the opinion that, provided the Plan is approved by the Company's stockholders, the Registered Shares, when issued in accordance with


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the  terms  of the  Plan  and  the  options  granted  thereunder,  will  be duly authorized, validly issued, fully paid and nonassessable by the Company.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                  Very truly yours,

                                                  /s/ Sullivan & Worcester LLP

                                                  SULLIVAN & WORCESTER LLP